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                                                                   EXHIBIT 10.1

                     AMENDED AND RESTATED LICENSE AGREEMENT

                                     BETWEEN

                            RHONE-POULENC RORER INC.
                       (as successor to RORER GROUP INC.)

                                       AND

                           NOVEN PHARMACEUTICALS, INC.

                               SEPTEMBER 30, 1999

                               (Menorest Product)


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        Securities and Exchange Commission. Asterisks denote omissions.


                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
RECITALS............................................................................1

ARTICLE I - DEFINITIONS.............................................................1
         1.1      Affiliates........................................................1
         1.2      ***...............................................................1
         1.3      Clinical and Product Development Program..........................2
         1.4      Control...........................................................2
         1.5      Costs.............................................................2
         1.6      Estrogen Transdermal Drug Delivery System.........................2
         1.7      European Economic Area............................................2
         1.8      Excluded Countries................................................2
         1.9      Final Processing..................................................2
         1.10     Licensed Product..................................................2
         1.11     Machine...........................................................2
         1.12     Net Sales.........................................................2
         1.13     Noven's Machine Patent Rights.....................................3
         1.14     Noven's Patent Rights.............................................3
         1.15     Noven's Processing Technology.....................................3
         1.16     Noven's Technology................................................3
         1.17     Packaging Materials...............................................3
         1.18     Packaging Material Costs..........................................3
         1.19     Standard Packaging................................................3
         1.20     Sublicensee.......................................................3
         1.21     Territory.........................................................3

ARTICLE II - OBLIGATIONS OF NOVEN...................................................4
         2.1      Supply and Use of Information.....................................4

ARTICLE III - ONGOING DEVELOPMENT OBLIGATIONS.......................................4
         3.1      Governmental Approvals............................................4
         3.2      Supply of Information.............................................4
         3.3      Diligence.........................................................4
         3.4      Completion of Clinical and Product Development Program............4

ARTICLE IV - GRANT..................................................................5
         4.1      License...........................................................5
         4.2      Sublicense........................................................5

ARTICLE V - PAYMENTS................................................................5
         5.1      Initial Payments..................................................5
         5.2      Fee...............................................................5



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


         5.3      Minimum Fee.......................................................7
         5.4      Payments..........................................................8
         5.5      Currency..........................................................8
         5.6      Records...........................................................8
         5.7      One Royalty.......................................................8
         5.8      Compulsory License................................................8
         5.9      Samples and Placebos..............................................8

ARTICLE VI - SUPPLY.................................................................9
         6.1      Agreement to Supply...............................................9
         6.2      Final Processing of Licensed Product..............................9
         6.3      Bulk Rolls........................................................9
         6.4      Processing Technology and Equipment..............................10
         6.5      Packaging........................................................11

ARTICLE VII - PATENTS..............................................................12
         7.1      Noven Inventions.................................................12
         7.2      Joint Inventions.................................................12
         7.3      Reciprocal Rights to Exploit Data................................12

ARTICLE VIII - CONFIDENTIALITY OBLIGATIONS.........................................12
         8.1      Confidentiality..................................................12

ARTICLE IX - TERM AND TERMINATION..................................................13
         9.1      Term.............................................................13
         9.2      Termination......................................................13

ARTICLE X - NOVEN WARRANTIES.......................................................14
         10.1     Ownership........................................................14
         10.2     Right to Enter Agreement.........................................14
         10.3     Product Warranty.................................................14
         10.4     Foreign Product Warranty.........................................14
         10.5     Patent Infringement Warranty.....................................15
         10.6     Limitation on Damages............................................15

ARTICLE XI - ARBITRATION...........................................................15
         11.1     Arbitration......................................................15
         11.2     Notification of Breach...........................................15

ARTICLE XII - MISCELLANEOUS........................................................15
         12.1     Relationship of Parties..........................................15
         12.2     Inspection of Facilities.........................................15
         12.3     Entire Agreement.................................................15
         12.4     Force Majeure....................................................15




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
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
         12.5     Severability.....................................................16
         12.6     Assignment.......................................................16
         12.7     Governing Law....................................................16
         12.8     Notices..........................................................16
         12.9     Counterparts.....................................................17


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EXHIBIT A -       NOVEN'S PATENT RIGHTS

EXHIBIT B -       TRANSDERMAL ESTROGEN SKIN PATCH PRODUCT SPECIFICATIONS

EXHIBIT C -       SUPPLY AGREEMENT

EXHIBIT D -       MENOREST BULK SPECIFICATIONS



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                     AMENDED AND RESTATED LICENSE AGREEMENT

         THIS AMENDED AND RESTATED LICENSE AGREEMENT ("License Agreement") originally made as of April 27, 1989 (the "Original Execution Date"), and amended as of June 22, 1990, July 27, 1990, May 13, 1993, June 9, 1994, May 6,
1996, is amended and restated as of September 30, 1999 (the "Restatement Date") and is by and between RHONE-POULENC RORER INC. (as successor to RORER GROUP INC.), a Pennsylvania corporation having a place of business at 500 Arcola Road, Collegeville, Pennsylvania 19426 (hereinafter "RPR"), and NOVEN PHARMACEUTICALS, INC., a Delaware corporation having a place of business at 11960 Southwest 144th Street, Miami, Florida 33186 (hereinafter "Noven").

                              W I T N E S S E T H:

         WHEREAS, as of the Original Execution Date the parties entered into this License Agreement and a related supply agreement, pursuant to which they agreed to collaborate on the development and marketing of a Transdermal Estrogen Drug Delivery System (hereinafter defined as "Licensed Product"); and

         WHEREAS, Noven represents and warrants that it has developed certain information relating to, and is the owner of the entire right, title and interest in and to, certain patents and patent applications having claims covering the Licensed Product; and

         WHEREAS, on several occasions since the Original Execution Date and prior to the Restatement Date, the parties have amended this License Agreement in various respects to reflect various amendments in their collaborative venture; and

         WHEREAS, the parties desire to amend and restate the License Agreement to reflect the current status of the relationship between the parties.

         NOW THEREFORE, it is mutually agreed between the parties hereto as follows:

                             ARTICLE I - DEFINITIONS

         1.1 AFFILIATES. The term "Affiliate" or "Affiliates" shall mean any entity that is Controlled directly or indirectly by the party referred to, or any entity that directly or indirectly Controls the party referred to, or any entity that is directly or indirectly Controlled by an entity which also directly or indirectly Controls the party referred to, so that the term shall include any parent of the entity referred to or a directly or indirectly held subsidiary of the parent or of the entity referred to, and entities in common control with the entity referred to.

         1.2 ***.





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         1.3 CLINICAL AND PRODUCT DEVELOPMENT PROGRAM. The term "Clinical and
Product Development Program" shall mean a plan previously prepared by the parties and performed under this License Agreement.

         1.4 CONTROL. The term "Control," "Controls" or "Controlled" shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the voting rights attached to issued voting shares or the power to control decisions made by any person or entity other than entities having shares. In addition if any company or its Affiliate, which is one of the fifty largest in terms of pharmaceutical sales, in the United States acquires sufficient shares of Noven to exert de facto control, then such shall be considered control hereunder.

         1.5 COSTS. The term "Costs" shall mean the fully allocated costs of the party referred to including but not limited to the fully allocated cost of goods and services and the manufacturing overhead related thereto. Cost shall be determined by generally accepted accounting principles, applied on a consistent basis, as determined by the independent certified public accountant retained by the entity whose costs are being accounted for.

         1.6 ESTROGEN TRANSDERMAL DRUG DELIVERY SYSTEM. The term "Estrogen Transdermal Drug Delivery System" shall mean an estrogen in a multipolymer comprising an acrylate and an ethylene/vinyl acetate polymer and a rubber, adapted for transdermal delivery by application to the epidermis.

         1.7 EUROPEAN ECONOMIC AREA. The term "European Economic Area" shall mean the European Union and Iceland, Liechtenstein and Norway.

         1.8 EXCLUDED COUNTRIES. The term "Excluded Countries" shall mean the United States and Canada.

         1.9 FINAL PROCESSING. The term "Final Processing" has the meaning set forth in Article 6.2.

         1.10 LICENSED PRODUCT. The term "Licensed Product" shall mean any Estrogen Transdermal Drug Delivery System embodying any part of Noven's Technology or covered in whole or in part by any of Noven's Patent Rights or which meet the product specifications set forth in EXHIBIT B, said EXHIBIT B being part of this License Agreement.

         1.11 MACHINE. The term "Machine" has the meaning set forth in Article 6.4(a).

         1.12 NET SALES. The term "Net Sales" shall mean the gross amount invoiced by RPR, its Affiliates and Sublicensees on all sales of Licensed Product less (a) discounts actually allowed, (b) credits actually allowed for claims, allowances, retroactive price reductions or returned goods, (c) prepaid freight, and (d) sales taxes, duties and other governmental charges actually paid in connection with the sale, to the extent not reimbursed, (but excluding what is commonly known as income taxes).





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        Securities and Exchange Commission. Asterisks denote omissions.


         1.13 NOVEN'S MACHINE PATENT RIGHTS. The term "Noven's Machine Patent Rights" has the meaning set forth in Article 6.4(b).

         1.14 NOVEN'S PATENT RIGHTS. The term "Noven's Patent Rights" shall mean any and all patents and patent applications the claims of which cover the Licensed Product including reissues, extensions and patents of addition, which are owned by Noven or to which Noven has any right to control or to license third parties (whether in whole or in part) at any time during the term of this License Agreement. Patents on inventions made after December 31, 1994 are included only to the extent based on inventions which were conceived or reduced to practice by either party hereto during and under the Clinical and Product Development Program. Noven's Patent Rights include, without limitation, the United States patents and patent applications listed in Exhibit A attached hereto and all corresponding foreign patents and patent applications.

         1.15 NOVEN'S PROCESSING TECHNOLOGY. The term "Noven's Processing Technology" has the meaning set forth in Article 6.4(b).

         1.16 NOVEN'S TECHNOLOGY. The term "Noven's Technology" shall mean any and all data, information, technology, know-how, process, technique, method, skill, proprietary information, trade secret, development, discovery, and inventions, owned or controlled by Noven and specifically related to an Estrogen Transdermal Drug Delivery System existing as of Original Execution Date or developed under and during the course of the Clinical and Product Development Program. Noven's Technology shall not include information related to the manufacture of Licensed Product and specifications and procedures related thereto, except to the extent required for health registration of Licensed Product and except to the extent of any license to manufacture granted under this License Agreement.

         1.17 PACKAGING MATERIALS. The term "Packaging Materials" shall mean the cartons, labels, package inserts and patient package inserts that are used to package the Licensed Product. The term does not include the pouches.

         1.18 PACKAGING MATERIAL COSTS. The term "Packaging Material Costs" shall mean ***.

         1.19 STANDARD PACKAGING. The term "Standard Packaging" shall mean an Estrogen Transdermal Drug Delivery System Licensed Product meeting the specifications set forth in Exhibit B packaged in individual pouches and in individual folding cartons consisting of eight (8) pouch units per carton and containing any labels and labeling required by the applicable regulatory authority.

         1.20 SUBLICENSEE. The term "Sublicensee" and "Sublicensees" shall mean any entity to whom RPR shall grant any right or license to use Noven's Technology or to make, use or sell under all or any part of Noven's Patent Rights or to make, use or sell any product which meets the specifications set forth in EXHIBIT B.

         1.21 TERRITORY. The term "Territory" shall mean all countries and territories worldwide except Japan, Canada and the United States.





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                        ARTICLE II - OBLIGATIONS OF NOVEN

         2.1 SUPPLY AND USE OF INFORMATION. Noven shall promptly provide to RPR, for RPR's exclusive use, all Noven's Technology relating to Licensed Product, subject only to the concurrent right of Noven and Noven's Affiliates to use the same in the Excluded Countries. The parties shall, as promptly as possible, provide to each other with any information that comes to the knowledge of a responsible officer of any party relating to any adverse reaction occasioned during research on or use of a Licensed Product. In countries where RPR needs manufacturing information to obtain a product license, Noven shall supply the necessary information solely for use in obtaining such license and subject to the confidentiality obligations of Article VIII.

                  ARTICLE III - ONGOING DEVELOPMENT OBLIGATIONS

         3.1 GOVERNMENTAL APPROVALS. RPR shall file requests with the appropriate government agencies within the Territory for approval of Licensed Product, except as to the Excluded Countries. The decision regarding the timing of said filings within the Territory shall be in RPR's sole discretion. RPR shall have full and complete ownership of all governmental approvals, except for the Excluded Countries, relating to Licensed Product. Noven shall provide RPR with full copies of and a right of reference to any application for registrations and any registration in the Excluded Countries.

         3.2 SUPPLY OF INFORMATION. RPR shall promptly and on a continuing basis provide Noven, for use by Noven, with all information regarding RPR's technology related to Licensed Product, on a royalty-free basis.

         3.3 DILIGENCE. RPR shall use its commercially reasonable efforts to file and obtain approval of appropriate governmental agencies for the sale of Licensed Product, and to sell Licensed Product, in ***. RPR shall use such commercially reasonable efforts to file and obtain approval of appropriate governmental agencies, and sell Licensed Product, as it would for its own products. ***.

         3.4 COMPLETION OF CLINICAL AND PRODUCT DEVELOPMENT PROGRAM. The parties agree that as of the Restatement Date each party has fully performed all its obligations and paid for and/or reimbursed the other party with respect to the Clinical and Product Development Program previously set forth in or provided for pursuant to this License Agreement. The parties further agree that except as expressly and specifically set forth herein, the provisions contained in this License Agreement prior to the Restatement Date governed and shall continue to govern any activities, obligations and/or disputes related to the Clinical and Product Development Program, the development and approval of Licensed Product thereunder and all intellectual property accruing therefrom. In addition, if the parties elect to work together with respect to improvements to and/or the development of second generation Licensed Product, they shall negotiate in good faith a license or similar agreement to set forth the terms of such development effort.





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        Securities and Exchange Commission. Asterisks denote omissions.


                               ARTICLE IV - GRANT

         4.1 LICENSE.

                  (a) Noven hereby grants to RPR, with the right to sublicense RPR's Affiliates and Sublicensees subject to the provisions of Article 4.2 hereof, the exclusive right and license in the Territory to use, sell, or otherwise dispose of Licensed Product under Noven's Patent Rights and Noven's Technology.

                  (b) No right or license to make, use or sell under Noven's Technology or Noven's Patent Rights is granted herein except as provided herein and with reference to Licensed Product. No right of RPR, its Affiliates or Sublicensees to manufacture Licensed Product is granted except to the extent stated herein.

                  (c) The term "exclusive" used here means that Noven shall not voluntarily grant a right to any third parties under Noven's Technology or Noven's Patent Rights and RPR shall have the benefit of Article 5.8 hereof with respect to such grant.

         4.2 SUBLICENSE. As part of the rights granted in Article 4.1, RPR shall have the right throughout the Territory to grant sublicenses to Sublicensees, only with the prior written approval of Noven, which approval shall not be unreasonably withheld. Such written approval by Noven shall not be required for sublicenses to RPR Affiliates. Any such Sublicensee shall agree to assume the duties of RPR hereunder with respect to the Territory involved, provided, however, that such sublicense shall not release RPR from any liability for performance under this License Agreement, except as set forth in the sublicense agreement. Noven shall have no duty to approve any such sublicense until it receives a copy of the proposed sublicense agreement, from which RPR shall have the right to delete the financial terms.

                              ARTICLE V - PAYMENTS

         5.1 INITIAL PAYMENTS. The parties agree that, as of the Restatement Date, all initial payments, and related credits, required to be made or given, as the case may be, under this License Agreement have been made or given.

         5.2 FEE.

                  (a) RPR shall pay Noven with respect to each unit of Licensed Product for which RPR performs the Final Processing a fee of *** of RPR's, its Affiliates' and Sublicensees' Net Sales, subject to the provisions set forth in this Article 5.2. RPR shall pay Noven with respect to each unit of Licensed Product for which Noven performs the Final Processing a fee of *** of RPR's, its Affiliates' and Sublicensees' Net Sales, plus all Packaging Material Costs used in packaging the Licensed Product as set forth in Article 6.5 hereof, subject to the provisions set forth in this Article 5.2. For any country with respect to which RPR performs the Final Processing of any Licensed Product at any time during a semi-annual period described in Article 5.4, RPR shall pay Noven the fee of *** of RPR's, its Affiliates' and Sublicensees' Net Sales for all




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        Securities and Exchange Commission. Asterisks denote omissions.


Licensed Product sold in such country during such semi-annual period. For any country with respect to which Noven performs the Final Processing of all Licensed Product during a semi-annual period described in Article 5.4, RPR shall pay Noven the fee of *** of RPR's, its Affiliates' and Sublicensees' Net Sales for all Licensed Product sold in such country during such semi-annual period, with such fee calculated by: ***.

                  (b) Notwithstanding anything else to the contrary, the fee to be paid under subparagraph 5.2(a) with respect to Licensed Product for which RPR performs Final Processing shall be no less than *** per unit of Licensed Product; provided, however, that for purposes of calculating such minimum fee, RPR shall be deemed to obtain a fixed production yield of ***, regardless of the yield RPR actually obtains. Such minimum fee shall therefore equate to a minimum fee of *** per square yard of bulk material provided by Noven. The fee to be paid under subparagraph 5.2(a) with respect to Licensed Product for which Noven performs Final Processing shall be no less than *** per unit of Licensed Product, plus all Packaging Material Costs as set forth in Article 6.5 hereof.

                  (c) Notwithstanding the foregoing, if Noven's Cost of Licensed Product increases such that it is no longer commercially viable for Noven to manufacture Licensed Product for the fee provided for in this Article 5.2, or if RPR's weighted average gross margin for Licensed Product with respect to any country, computed excluding samples and sales at or below cost, is reduced to a point that it is no longer commercially viable for RPR to continue to market Licensed Product in that country, then RPR and Noven shall negotiate in good faith for a revised fee under this Article 5.2 with respect to Licensed Product. In the absence of the parties being able to reach a mutually satisfactory agreement, Noven shall grant RPR a non-exclusive license to manufacture Licensed Product under Noven's Technology and Noven's Patent Rights in return for a ***, in addition to other terms and conditions as reasonably agreed by the parties. Such license shall only be for sales of Licensed Product in the country or countries that occasioned the negotiation.

                  (d) The country-specific annual minimum fees payable by RPR to Noven under Articles 5.3(a) and 5.3(b) shall be subject to reduction on a country by country basis as follows: for any particular country with respect to which RPR performs the Final Processing of any Licensed Product at any time during a semi-annual period (as described in Article 5.4), one-half of the minimum fee for that country for the year in which such semi-annual period falls shall be reduced by 20%. (For the avoidance of doubt, this provision would result in the reduction of the annual minimum fee for a given country in a given year (i) by 10% if RPR performs Final Processing of any Licensed Product with respect to such country at any time during only one semi-annual period in such year and (ii) by 20% if RPR performs any such Final Processing at any time during both semi-annual periods in such year. See the sample calculation in
Article 5.3(b).

                  (e) Notwithstanding any other provision of this License Agreement, if RPR and Noven so agree, a sublicense agreement may provide that a Sublicensee of RPR shall pay Noven directly the applicable fees set forth in this Article 5.2 for Net Sales made by such Sublicensee. All calculation, adjustment and payment term provisions of this License Agreement shall be applicable to any such payments by a Sublicensee.





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                  5.3 MINIMUM FEE.

                  (a) RPR shall pay Noven a minimum fee per year beginning with the first calendar year after product registration in the following countries as follows:

                                   MINIMUM FEE
                   PER CALENDAR YEAR FROM PRODUCT REGISTRATION

                     (YEAR 1 = YEAR OF PRODUCT REGISTRATION)
                              (U.S. $ in thousands)


COUNTRY                  YEAR 1         YEAR 1$           YEAR 2$          YEAR 3$           YEAR 4$        YEAR 5$
-------                  ------         -------           -------          -------           -------        -------


                                       ***

                  (b) For year 6 and subsequent years the minimum royalty shall be the same as for Year 5 multiplied by a number, the numerator of which is the total transdermal estrogen market in the country in question for which the calculation is made and the denominator of which is the total transdermal estrogen market in the country in question in Year 5. For the avoidance of doubt, the parties agree that the applicable fee accrued in any given year is due and paid in the following year once Licensed Product sales for such prior year can be determined. (By way of example, the minimum fee with respect to *** for 2000 (which is year 6 for that country) would be calculated as follows, assuming that (i) RPR performed Final Processing for some Licensed Product for *** during the first six-month period, but not during the second six-month period and (ii) the total transdermal estrogen market in *** in 2000 was 5% larger than it was in 1999:

                  Step 1: multiply the year 5 minimum fee by 105% -

                           $*** x 1.05 = $***

                  Step 2: subtract 20% of one-half of this number -

                           (i)  one-half of $*** is $***

                           (ii)  20% of $*** is $***

                           (iii) $*** - $*** = $***

                  (The minimum fee would be $***)

                   (c) To the extent there is a difference in any country at the end of each calendar year between any amount set forth in Article 5.3(a) and the amounts set forth in Article 5.2(a), RPR shall pay the difference between the





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        Securities and Exchange Commission. Asterisks denote omissions.


minimums and the amount actually paid within sixty (60) days of year end or this License Agreement will become non-exclusive in that country. The parties acknowledge that, as of the Restatement Date, the licenses granted hereunder are exclusive in the Territory.

         5.4 PAYMENTS. The fee due under Article 5.2(a) shall be payable as follows: (a) the minimum fee under Article 5.2(b), plus an amount equal to *** per unit for Packaging Material Costs, shall be due and payable within thirty
(30) days of Noven's invoice for the applicable Licensed Product, which invoice shall be delivered simultaneously with the delivery of the Licensed Product; and
(b) within thirty (30) days after the end of each semi-annual calendar period (i.e., January 1 to June 30 and July 1 to December 31), RPR shall make a payment to Noven of the remaining fee, if any, due under Article 5.2(a) with respect to such semi-annual period, based on Net Sales during the semi-annual period. The parties agree that in any country where RPR performs any Final Processing in such country during a semi-annual period, then no additional fee is due under
Article 5.2(a) with respect to sales in such period. The price for samples and placebos provided for in Article 5.9 shall be payable in immediately available funds within thirty (30) days of RPR's receipt of Noven's invoice for such samples and placebos.

         5.5 CURRENCY. Fees and royalties based on sales in a currency other than United States dollars shall be converted to United States dollars at the closing spot rate for the purchase of United States dollars on the last business date of the calendar quarter for which payments are being accounted as published by the Chase Manhattan Bank, New York.

         5.6 RECORDS. RPR, its Affiliates and Sublicensees shall keep accurate records in any way related to Licensed Product in accordance with generally accepted accounting practices uniformly applied. At Noven's request, such records shall be made available for examination by independent certified public accountants or auditors designated by Noven and approved by RPR which approval shall not be unreasonably withheld.

         5.7 ONE ROYALTY. Only one royalty shall be paid on any Sale of Licensed Product, namely the sale by RPR, its Affiliate or Sublicensee to an unrelated third party.

         5.8 COMPULSORY LICENSE. As an alternative, but not in addition to this License Agreement, RPR shall have the benefit of the royalty provided for in any compulsory license but to the exclusion of the benefits or rights under this License Agreement for such country.

         5.9 SAMPLES AND PLACEBOS. Noven shall supply pouched samples and placebos of Licensed Product (clearly labeled as samples or placebos) as requested by RPR at a price of *** per unit, ex works Noven's factory (Incoterms
1990) (as of July 1, 1999) plus *** per unit for Packaging Material Costs. On July 1 of each year during the term of this License Agreement, the price set forth in this Article 5.9 for samples and placebos shall be adjusted pursuant to the Producer Price Index for finished goods published by the U.S. Department of Labor, Bureau of Labor Statistics (hereafter referred to as the "Index"). The price applicable after each such adjustment shall be determined by multiplying the price set forth above by a fraction, the numerator of which shall be value of the Index for the month and year in which the computation is made, and the





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        Securities and Exchange Commission. Asterisks denote omissions.


denominator of which shall be the value of the Index on January 1, 1999. Should the publication of the Index be discontinued by said U.S. Department of Labor ("DOL"), then such other indexes as may be published by the DOL most nearly approaching the discontinued Index shall be used in determining the adjustment hereunder. Should the DOL discontinue the publication of any such index, then such index as may be published by another United States governmental agency, as most nearly approximating the Index, shall govern and be substituted as the Index hereunder.

                               ARTICLE VI - SUPPLY

         6.1 AGREEMENT TO SUPPLY. Noven shall use its best efforts to supply and RPR shall purchase all of RPR's, its Affiliates' and Sublicensees' requirements of Licensed Product from Noven according to the terms and conditions set forth in the Supply Agreement set forth in EXHIBIT C, which forms a part of this License Agreement; however, should Noven be unable to meet RPR's requirements of Licensed Product or by reason of force majeure is unable to import Licensed Product into a country and if the parties, after having consulted in good faith to resolve the matter, are unable to do so, RPR's sole remedy for Noven's failure to supply shall be the right to a non-exclusive license to make or have made Licensed Product under Noven's Technology and Noven's Patent Rights under all other terms and conditions of this License Agreement in return for a ***.

         6.2 FINAL PROCESSING OF LICENSED PRODUCT. Noven shall (a) manufacture the Licenced Product through the stage of production of bulk rolls of active pharmaceutical product, (b) test, prepare and package such bulk rolls, and (c) supply and deliver them to RPR's facility in Nenagh, Ireland, or such other RPR facility as RPR shall designate. Noven shall perform all such activities in accordance with the terms of the Supply Agreement and this License Agreement, the bulk laminate roll specifications attached hereto as EXHIBIT D and made a part hereof (as may be amended by the parties from time to time), and all applicable laws and regulations. RPR shall complete the processing of Licensed Product in final form in accordance with the terms of the Supply Agreement and this License Agreement. Specifically, RPR shall be responsible for die cutting and scoring the bulk laminate rolls received from Noven and pouching, labeling, cartoning, performing analytical testing of and releasing Licensed Product (hereafter referred to as "Final Processing"). The price for Licensed Product delivered by Noven to RPR under this Article 6.2 shall be as set forth in the Supply Agreement and this License Agreement, and shall be ex works Noven's factory. Title to and risk of loss to the bulk rolls shall pass to RPR ex works Noven's factory, and RPR shall bear all costs and expenses for delivery of the bulk rolls including, but not limited to, freight, insurance and duties.

         6.3 BULK ROLLS.

                  (a) RPR shall cause its Affiliate in Ireland to purchase bulk rolls of Licensed Product from Noven at a price equal to the minimum fee under
Article 5.2(b) hereof.

                  (b) Noven will invoice the RPR Affiliate in Ireland based on the number of square yards of bulk rolls delivered by Noven to RPR pursuant to
Article 6.2.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  (c) In the event that Noven supplies bulk laminate rolls of placebo material for educational or promotional purposes, such material shall be supplied by Noven at an agreed upon price and no other fee or royalty shall be due from RPR with respect to such material.

                  (d) Notwithstanding anything else to the contrary contained in this License Agreement, Noven shall remain liable in accordance with the terms and pricing of this License Agreement and the Supply Agreement to manufacture and supply all Licensed Product processed in final form that RPR is unable, or has inadequate capacity, or other conditions mutually agreed between RPR and Noven, to process in final form pursuant to the terms of this License Agreement.

         6.4 PROCESSING TECHNOLOGY AND EQUIPMENT.

                  (a) Noven grants RPR a non-exclusive license to use the die cutting and pouch packaging machine (the "Machine") in RPR's Nenagh Ireland facility under Noven's Processing Technology and Noven's Machine Patent Rights (each as defined below), solely for RPR to perform Final Processing operations under this License Agreement with respect to Licensed Product.

                  (b) The term "Noven's Processing Technology" shall mean any and all data, information, technologies, know-how, processes, techniques, methods, skills, proprietary information, trade secrets, developments and discoveries, that are owned or controlled by Noven and specifically related to the Machine and packaging operations with respect to Licensed Product, now existing or developed in the future. The term "Noven's Machine Patent Rights" shall mean any and all patents conceived or reduced to practice prior to December 31, 1998, including but not limited to reissues, extensions and patents of addition, and patent applications, continuations, divisionals and continuations-in-part thereon that are owned or controlled by Noven and the claims of which cover the Machine with respect to the Licenced Product. No right or license to make, use or sell under Noven's Processing Technology or Noven's Machine Patent Rights or right of resale, lease or transfer of any kind with respect to the Machine is granted herein except as provided herein or with reference to Licensed Product. No right to make or manufacture, or have made or manufactured, Licensed Product is granted to RPR except to the extent stated herein.

                  (c) Noven represents and warrants that it has no actual and present knowledge of any rightful claim of any third party by way of infringement or the like of any patent or other intellectual property rights related to the Machine. Noven shall defend at its own cost and hold RPR harmless from any such claims provided that RPR provides it prompt notice and an opportunity to defend.

                  (d) Noven's Processing Technology and Noven's Machine Patent Rights shall be subject to the confidentiality obligations of Article VIII. RPR shall undertake all reasonable actions to restrict access to the Machine and Noven's Processing Technology to its employees on a need to know basis and who are bound to its obligations of confidentiality to the same extent as RPR is bound to Noven.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                  (e) In the event that RPR wishes to sell, lease or otherwise transfer or dispose of the Machine, Noven shall have an exclusive right of first refusal on such terms as may be mutually agreed upon by the parties acting in good faith. If Noven does not agree to such terms within forty-five (45) days of receipt of a written offer from RPR, then RPR may sell, lease or otherwise transfer or dispose of the Machine to a third party on terms no less favorable to RPR than those proposed to Noven.

                  (f) RPR shall not move the Machine from its manufacturing facility in Nenagh, Ireland, to another facility without having first given written notice to Noven.

                  (g) RPR shall not copy, duplicate or otherwise reproduce the Machine or components thereof.

         6.5 PACKAGING.

                  (a) In the case in which Noven engages in Final Processing of the Licensed Product, Noven shall supply and deliver Licensed Product in finished, packaged form to such facilities as RPR shall designate. Noven shall perform manufacturing and packaging activities in accordance with the terms of this License Agreement, as amended, including the approved specifications and all applicable laws and regulations. The price for Licensed Product supplied in finished, packaged form shall be as set forth in Article 5.2, and shall be ex works Noven's factory. Title to and risk of loss to the Licensed Product shall pass to RPR ex works Noven's factory, and RPR shall bear all costs and expenses for delivery of the Licensed Product including, but not limited to, freight, insurance and duties.

                  (b) As set forth in Article 5.4, the fee per unit paid by RPR pursuant to Article 5.2 and the price per unit paid by RPR pursuant to Article
5.9 each includes *** for Packaging Material Costs used by Noven in packaging Licensed Product for supply to RPR. Commencing July 1, 1999, and each six months thereafter, Noven shall calculate its actual per unit Packaging Material Costs for the six-month period then ended. To the extent that Noven's actual per unit Packaging Material Costs exceeded *** for such period, Noven shall invoice RPR for such difference and RPR shall pay such amount in immediately available funds within thirty (30) days of RPR's receipt of Noven's invoice. The parties agree that RPR shall reimburse Noven for the cost of all Packaging Material Costs purchased by Noven for use in packaging Licensed Product for supply to RPR, regardless of whether such Packaging Materials are actually used in packaging Licensed Product; provided that RPR shall not be responsible for reimbursing Noven for any Packaging Material Costs for Packaging Materials purchased by Noven in excess of the quantities required to meet RPR's forecast delivered pursuant to the Supply Agreement for the six months following the date of purchase by Noven. Without limiting the foregoing, RPR shall reimburse Noven for any Packaging Material Costs for Packaging Materials rendered unusable because of a change in RPR's labeling or packaging specifications or requirements.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                              ARTICLE VII - PATENTS

         7.1 NOVEN INVENTIONS. On all inventions conceived or made under and during the scope of the Clinical and Product Development Program for which Noven (through its employees and consultants) is the sole inventor, Noven shall obtain, at its own expense, and own any patents in the countries requested by RPR and these inventions shall become a part of Noven's Patent Rights. RPR shall decide unilaterally in which countries RPR wishes patent protection and Noven shall, at Noven's expense, file patent applications in such countries in the name of Noven, and Noven shall have all right, title and interest therein, subject to the other provisions of this License Agreement. RPR shall have the duty to pay all costs and fees for such filings in any and all said countries in the Territory for so long as RPR is not selling Licensed Product in such country or is not paying the minimum royalties with respect to such countries.

         7.2 JOINT INVENTIONS. On all inventions conceived or made under and during the scope of the Clinical and Product Development Program which are joint inventions of an employee(s) or consultant(s) of Noven and an employee(s) or consultant(s) of RPR, or an Affiliate of RPR, the parties to this License Agreement shall have joint ownership of any patent applications and patents obtained thereon, and RPR shall pay all costs and expenses of obtaining and maintaining such patent rights within the Territory, provided, however, that one-half (1/2) of all such expenses in a country payable by RPR shall be a credit against one-half (1/2) of any royalties otherwise due Noven in such country. RPR shall have the sole right to decide in which countries RPR wishes patent protection on an invention developed hereunder. RPR shall keep Noven fully and promptly informed with respect to the countries in which RPR elects to obtain patent protection, and Noven may, at its own expense, apply for and obtain patent protection in any country in which RPR does not elect to obtain such patent protection.

         7.3 RECIPROCAL RIGHTS TO EXPLOIT DATA. RPR shall have the unrestricted right to use any data derived from any existing or future study on Licensed Product, whether conducted by RPR, Noven or a third party, in any country or area of the Territory. Noven shall similarly have the unrestricted right to use any such data, but only in the United States, Canada and Japan.

                   ARTICLE VIII - CONFIDENTIALITY OBLIGATIONS

         8.1 CONFIDENTIALITY. Except to the extent that any of the data, information or know-how developed by either party, including but not limited to Noven's Technology, is in the public domain at the time of disclosure or subsequently enters the public domain without fault on the part of a party hereto, each party shall hold all such data, information, or know-how received from the other prior to or during the term of this License Agreement in confidence and shall not disclose it to any other entities during the term of this License Agreement or thereafter without the other party's permission in writing. Such permission shall not be withheld (a) to the extent disclosure is required by legal process to which process the generating party is permitted to object; or (b) to information required to be submitted to governmental authorities in order to obtain any necessary health registration or price reimbursement. Such permission shall not be unreasonably withheld as to other information reasonably required for obtaining health registration or insurance reimbursement approval or in marketing Licensed Product. Notwithstanding the foregoing, RPR shall have the right to use and disclose after the year 2010 Noven's Technology existing on the Original Execution Date or twenty (20) years after its disclosure as to data generated after the Original Execution Date, if this License Agreement expires by its normal terms, as set forth in Article 9.1 hereof.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                        ARTICLE IX - TERM AND TERMINATION

         9.1 TERM.

                  (a) This License Agreement shall take effect as of the Original Execution Date and continue in full force and effect in each country throughout the Territory until the date of expiration of the last to expire of Noven's Patent Rights in such country.

                  (b) In countries where Noven has no Patent Rights, the term of this License Agreement shall be for fifteen (15) years from the date of first commercial sale in such country. Termination of this License Agreement shall take place on a country-by-country basis.

                  (c) Upon expiration of this License Agreement pursuant to this Article 9.1 in any country, RPR shall have the right to elect to renew this License Agreement for successive five-year terms by giving Noven written notice of its intention to do so prior to the end of any such term; provided, however, that in the event of any such renewal the parties will negotiate in good faith the fees provided for in Article 5.2 to take account of the expiration of the applicable patents.

                  (d) Notwithstanding any other provision of this License Agreement, for those countries within the European Economic Area, any pure know-how license granted hereunder under Noven's Technology will remain exclusive only for a period of ten (10) years following the first sale of Licensed Product in any country within the European Economic Area, and following the expiration of such ten-year period, the license to the applicable know-how under the Noven Technology shall automatically convert to a non-exclusive license to use, sell or otherwise dispose of Licensed Product in the European Economic Area for the remainder of the term; provided, however, that in such event the parties will negotiate in good faith the fees provided for in Article
5.2 to take account of the non-exclusive nature of the license in the European Economic Area.

         9.2 TERMINATION.

                  (a) If either RPR or Noven should fail to discharge fully and promptly any of its obligations under this License Agreement, including but not limited to the Supply Agreement, attached as EXHIBIT C, including the obligation to make payments, and should such party failing to discharge any of its obligations fail to rectify such failure within ten (10) days in the case of failure to make payments or within sixty (60) days for other failures after notice in writing thereof by the other party, this License Agreement can thereupon be terminated at the other party's option upon receipt of notice to that effect.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                  (b) Any one party hereto shall have the right to terminate this License Agreement with immediate effect in the event of any proceeding under a Bankruptcy Act or any insolvency, receivership or dissolution proceeding directed against the other party.

                  (c) Noven shall have the right to terminate this License Agreement at any time upon thirty (30) days' notice in the event that RPR or any RPR Affiliate or Sublicensee or any entity to whom RPR sells its ethical pharmaceutical business markets, sells or distributes any Estrogen Transdermal Drug Delivery System other than Licensed Product; provided, however, that this right of termination does not apply (i) with respect to the countries in the European Economic Area, (ii) ***. During the term of this Agreement, if RPR or any RPR Affiliate or Sublicensee or any entity to whom RPR sells its ethical pharmaceutical business markets, sells or distributes any Estrogen Transdermal Drug Delivery System other than Licensed Product in a country within the European Economic Area, then Noven, with regard to such country, shall have the right to convert the license granted under Article 4 to a non-exclusive license; provided, however, that this right shall not apply ***.

                  (d) Upon termination, all information and data, relating to Licensed Product including but not limited to Noven's Technology, and information obtained from, incorporating or based on Noven's Technology shall be returned to Noven. RPR, its Affiliates and Sublicensees shall make no further use of the same. The foregoing shall not apply to information solely generated by RPR, if termination is by RPR for cause of Noven or by expiration of the term specified in Article 9.1.

                          ARTICLE X - NOVEN WARRANTIES

         10.1 OWNERSHIP. Noven represents and warrants that it has developed Noven's Technology and it owns the entire right, title and interest in the patent and patent applications now set forth in EXHIBIT A.

         10.2 RIGHT TO ENTER AGREEMENT. Noven warrants that it has the right to enter into this License Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this License Agreement.

         10.3 PRODUCT WARRANTY. Noven represents and warrants that Licensed Product in the form delivered to RPR shall conform to specifications for any such product, including composition, purity, appearance and stability and shall be capable of maintaining such until any expiration date for such Licensed Product; and shall not be misbranded in violation of Sections 501, 502 and 505 of the Federal Food, Drug and Cosmetic Act, as amended from time to time.

         10.4 FOREIGN PRODUCT WARRANTY. Noven will use its best efforts to comply with manufacturing specifications of foreign countries of which RPR has given Noven specific notice, provided that RPR pays all Cost of such compliance.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         10.5 PATENT INFRINGEMENT WARRANTY. Noven represents and warrants that it has no present knowledge of any patent, the claims of which cover Licensed Product.

         10.6 LIMITATION ON DAMAGES. In the event of any breach of any representation and warranty of Noven under this Article X damages shall be limited to actual damages and shall not exceed the royalty payable to Noven hereunder in any calendar year or in the case of the warranty against patent infringement, shall not exceed fifty (50%) percent of the royalties paid to Noven in any such calendar year for the country in question.

                            ARTICLE XI - ARBITRATION

         11.1 ARBITRATION. Any claim or controversy arising between the parties hereto in connection with this License Agreement or the breach hereof which cannot be settled satisfactorily by correspondence or by mutual conference shall be determined by arbitration in New York, New York, by three arbitrators in accordance with the then prevailing rules of the American Arbitration Association upon the request by either party. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         11.2 NOTIFICATION OF BREACH. In the event one party notifies the other party of a breach of this License Agreement, and such breach is not cured within the applicable notice period, such other party shall have the right within said sixty (60) day period to bring such dispute to arbitration.

                           ARTICLE XII - MISCELLANEOUS

         12.1 RELATIONSHIP OF PARTIES. The parties hereto have the relationship of independent contractors, and neither party shall enter into any agreements, understandings or commitments on behalf of the other party without the other party's express permission in writing.

         12.2 INSPECTION OF FACILITIES. At any time during the term of this License Agreement and any extension thereof, RPR may from time to time during normal working hours have employees of its choosing visit and inspect the facilities of Noven, and may discuss with Noven employees the progress of projects under development by Noven.

         12.3 ENTIRE AGREEMENT. This License Agreement represents the entire understanding between the parties and supersedes any and all previous understandings, both oral and written, with respect to the subject matter hereof. The terms, conditions and provisions of this License Agreement shall prevail over any inconsistent statements, terms, conditions or provisions contained in any document passing between the parties hereto including, but not limited to, any acknowledgment, confirmation or notice. This License Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing designated as an amendment, supplement or modification which is signed by both parties hereto.

         12.4 FORCE MAJEURE. If the performance of this License Agreement or any obligation reasonably related thereto is prevented or hindered, by reason of any cause beyond the control of the affected party, including but not limited to,

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


fire, flood, riot, strikes or any governmental action, then the party so affected, upon notice to the other party, shall be excused from such performance, provided that the party so affected shall use its best efforts to avoid or remove such cause or causes of non-performance and shall continue to perform thereunder with the utmost dispatch whenever such cause or causes are removed. If, as a result of any such action, the performance of this License Agreement is prevented for a continuous period of one hundred eighty (180) days, either party shall have the right to terminate this License Agreement as to the country or countries involved by providing the other party with written notice of termination.

         12.5 SEVERABILITY. If any provision of this License Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this License Agreement, and this License Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         12.6 ASSIGNMENT. This License Agreement shall inure to the benefit of the parties and to the successors and assigns of that part of the business of RPR to which the subject matter of this License Agreement is related. This License Agreement, or any rights hereunder, shall not otherwise be sold, assigned, transferred or encumbered by either party without first obtaining the consent of the other party in writing; provided, that RPR may assign or transfer any of its rights and obligations to any of its Affiliates and to any successors or assigns of that part of its business to which the subject matter of this License Agreement is related.

         12.7 GOVERNING LAW. This License Agreement shall be interpreted in accordance with and governed by the laws of the State of New York, without references to the conflict of law rules. Both parties forever waive any defense or claim that New York law cannot be validly applied to this License Agreement.

         12.8 NOTICES. Any notice or report required or permitted hereunder shall be given in writing, hand delivered or by registered or certified mail, to the following addresses:

                           (1)      Noven Pharmaceuticals, Inc.
                                    11960 Southwest 144th Street
                                    Miami, Florida 33186
                                    Attention: President

With a copy to:                     Noven Pharmaceuticals, Inc.
                                    11960 Southwest 144th Street
                                    Miami, Florida 33186
                                    Attention: General Counsel

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                           (2)      Rhone-Poulenc Rorer Inc.
                                    500 Arcola Road
                                    Collegeville, Pennsylvania 19426
                                    Attention: President

With a copy to:                     General Counsel
                                    Rhone-Poulenc Rorer Inc.
                                    500 Arcola Road
                                    Collegeville, Pennsylvania 19426

or to such other address or in care of such other person as hereafter shall be designated in writing by either party to the other, and shall be deemed to have been given as of the date of mailing.

         12.9 COUNTERPARTS. This License Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated License Agreement to be executed in duplicate and their seals to be hereunto affixed as of the day and year first written above.



                                   RHONE-POULENC RORER INC. (as successor
                                   to RORER GROUP INC.)



                                   By: /s/ Michel de Rosen
                                       ----------------------------------------
                                           Michel de Rosen
                                           Chairman and Chief Executive Officer



                                   NOVEN PHARMACEUTICALS, INC.



                                   By: /s/ Robert C. Strauss
                                       ----------------------------------------
                                           Robert C. Strauss
                                           President and Chief Executive Officer

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT A

                              NOVEN'S PATENT RIGHTS

                                       ***

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT B

             TRANSDERMAL ESTROGEN SKIN PATCH PRODUCT SPECIFICATIONS

                                       ***

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT C

                                SUPPLY AGREEMENT

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT D

                          MENOREST BULK SPECIFICATIONS

                                       ***




                                      D-1